UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material under §240.14a-12

Ocular Therapeutix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 2, 2022

Dear Ocular Therapeutix, Inc. Stockholder:

You are cordially invited to our 2022 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, on Thursday, June 16, 2022, beginning at 8:30 a.m., Eastern time. We have adopted a virtual-only format for the Annual Meeting. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation. To access, participate in, and vote at the Annual Meeting at www.virtualshareholdermeeting.com/OCUL2022, which we refer to as the Annual Meeting Website, you must enter the control number on your proxy card, voting instruction form or notice you previously received. You may submit questions during the Annual Meeting via the Annual Meeting Website. A list of registered stockholders will also be available to record holders during the Annual Meeting at the Annual Meeting Website.

The Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the Annual Meeting, which are described in more detail in the proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1, 2, 3, and 4, as set forth in the proxy statement.

Whether or not you plan to attend the Annual Meeting, please carefully review the proxy materials and take the time to cast your vote.

On behalf of Ocular Therapeutix, Inc., I would like to express our appreciation for your continued interest in our Company.

Very truly yours,

Antony Mattessich
President and Chief Executive Officer

This proxy statement, the proxy card and our 2022 annual report to stockholders are first being made available to stockholders on or about May 6, 2022.

OCULAR THERAPEUTIX, INC.

24 Crosby Drive

Bedford, MA 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, June 16, 2022

The 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Ocular Therapeutix, Inc., a Delaware corporation, will be held on Thursday, June 16, 2022 beginning at 8:30 a.m., Eastern time, via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/OCUL2022, which we refer to as the Annual Meeting Website. To access, participate in, and vote at the Annual Meeting, you must enter the control number on your proxy card, voting instruction form or notice you received at the Annual Meeting Website. You may submit questions during the Annual Meeting via the Annual Meeting Website. A list of registered stockholders of record and entitled to vote at the Annual Meeting will also be available to record holders during the Annual Meeting at the Annual Meeting Website. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend.

The Annual Meeting will be held to consider and act upon the following matters:

1.To elect three class II directors of our board of directors to serve until the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2.To hold an advisory vote on named executive officer compensation;
3.To approve an amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 3,600,000 shares;
4.To ratify the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
5.To transact such other business as may properly come before the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 19, 2022 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,

Antony Mattessich
President and Chief Executive Officer

Bedford, Massachusetts

May 2, 2022

YOU MAY OBTAIN ADMISSION TO AND VOTE DURING THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS ON THE ANNUAL MEETING WEBSITE AS A STOCKHOLDER AS OF THE RECORD DATE. YOU DO NOT NEED TO REGISTER IN ADVANCE TO JOIN THE ANNUAL MEETING. YOUR CONTROL NUMBER IS ON YOUR PROXY CARD, VOTING INSTRUCTION FORM, OR NOTICE. THE ONLINE MEETING WILL BEGIN PROMPTLY AT 8:30 A.M., EASTERN TIME. WE ENCOURAGE YOU TO ACCESS THE MEETING PRIOR TO THE START TIME. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE PRIOR TO THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD, VOTING INSTRUCTION FORM OR NOTICE.

Information About the Annual Meeting and Voting	1

Votes Required	2

CORPORATE GOVERNANCE	4

Board of Directors	4

How Our Board Is Organized	7

Board Committees	8

Board Meetings and Attendance	9

Board Processes	9

Board Policies	12

EXECUTIVE OFFICERS	14

EXECUTIVE COMPENSATION	15

Summary Compensation Table	15

Narrative Disclosure to Summary Compensation Table	15

Outstanding Equity Awards as of December 31, 2021	18

Employment Agreements with Executive Officers	19

Equity Incentive Plans	20

Securities Authorized for Issuance under Equity Compensation Plans	27

DIRECTOR COMPENSATION	28
Summary Compensation Table	28
Director Compensation Arrangements	29
AUDIT-RELATED MATTERS	31

Audit Committee Report	31

Audit Fees and Services	31

Pre-Approval Policies and Procedures	31

MATTERS TO BE VOTED ON	32

Proposal 1: Election of Three Class II Directors	32

Proposal 2: Advisory Vote on Named Executive Officer Compensation	32

Proposal 3: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 3,600,000 shares	33

Proposal 4: Ratification of the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2022	45

OWNERSHIP OF COMMON STOCK	46

OTHER MATTERS	47

Solicitation of Proxies	47

Householding of Annual Meeting Materials	48

Deadline for Submission of Stockholder Proposals for 2023 Annual Meeting of Stockholders	48

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:	48
Appendix A	A-1
Appendix B	B-1

OCULAR THERAPEUTIX, INC.

24 Crosby Drive

Bedford, MA 01730

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 16, 2022

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the board, of Ocular Therapeutix, Inc. for use at the 2022 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, June 16, 2022, beginning at 8:30 a.m., Eastern time via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/OCUL2022, and at any adjournment or postponement thereof. On April 19, 2022, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 76,759,614 shares of our common stock, par value $0.0001 per share, or the common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Ocular Therapeutix,” “the company,” “our,” “we,” or “us” refers to Ocular Therapeutix, Inc.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders

to Be Held on June 16, 2022

This proxy statement and our 2021 annual report to

stockholders are available at www.ocutx.com

for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730, Attention: Donald Notman, Chief Financial Officer, Telephone: (781) 357-4000.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)	You may vote over the Internet prior to the Annual Meeting. You may vote your shares by following the “Vote by Internet Prior to Annual Meeting” instructions in the Notice or on the proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.
(2)	You may vote by telephone prior to the Annual Meeting. You may vote your shares by following the “Vote by Phone” instructions in the Notice or on the proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.
(3)	You may vote by mail prior to the Annual Meeting. You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.
(4)	You may vote over the Internet during the Annual Meeting. You may vote your shares over the Internet by accessing the Annual Meeting website www.virtualshareholdermeeting.com/OCUL2022 by following the instructions provided in the Notice or on the proxy card. You do not need to register in advance to attend the Annual Meeting online. You can cast your votes by following the prompts provided by the website.

All proxies that are executed or are otherwise submitted over the Internet, by telephone or by mail will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to or at the Annual Meeting by doing any one of the following things:

●	submitting a new proxy by following the “Vote by Internet Prior to Annual Meeting” or “Vote by Phone” instructions on the proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;
●	signing another proxy card and arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting;
●	giving our Secretary a written notice before or during the Annual Meeting that you want to revoke your proxy; or
●	voting over the Internet during the Annual Meeting.

Your participation in the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order for your brokerage firm to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain routine, or “discretionary,” items, but will not be allowed to vote your shares with respect to other non-routine, or “non-discretionary,” items. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4) is considered to be discretionary items under the NYSE rules, and your brokerage firm will be able to vote on this item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class II directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 2), and the amendment of our stock incentive plan to increase the number of shares of common stock issuable thereunder (Proposal 3) are non-discretionary items, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposals 1, 2, or 3, your brokerage firm will not vote with respect to such proposal or proposals and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Only shares of common stock present or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: Election of Three Class II Directors. The three nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: Advisory Vote on Named Executive Officer Compensation. This proposal calls for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval. Our board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Proposal 3: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 3,600,000 shares. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the approval of the amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 3,600,000 shares.

Proposal 4: Ratification of the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have or did not exercise discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors

Set forth below are the names and certain biographical information about each director nominee and continuing member of our board of directors, or board, as of March 31, 2022. The information presented includes each director nominee’s and continuing director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. Bruce Peacock, who currently serves as a class III director but has notified the board of his resignation from the board effective upon the conclusion of the Annual Meeting, is not listed below. We believe that all of our directors and nominees possess the attributes and characteristics described in “—Board Processes—Director Nomination Process.”

Name	Age	Position
Antony Mattessich	55	President, Chief Executive Officer and Director
Jeffrey S. Heier, M.D.(1)	61	Director
Seung Suh Hong, Ph.D. (1)	64	Director
Richard L. Lindstrom, M.D.(1)(2)	74	Director
Merilee Raines(3)	66	Director
Charles Warden(2)(3)	53	Chairman of the Board
Leslie J. Williams(3)	62	Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Antony Mattessich has served as our President and Chief Executive Officer since July 2017 and as a member of our board of directors since June 2017.  Mr. Mattessich previously served as Managing Director of Mundipharma International, a therapeutics company, from May 2011 until July 2017. Prior to serving as Managing Director, Mr. Mattessich served in variety of other roles at Mundipharma, including as Head of Western Europe from January 2009 to May 2011 and Managing Director of Napp Pharmaceutical Group, a pharmaceutical company and an independent associated company of Mundipharma, from 2005 until January 2009. Prior to joining Mundipharma International, he served as Therapeutic Franchise Head of Novartis AG, a pharmaceutical company. Since September 2021, Mr. Mattessich has served as a member of the board of directors of Aura Biosciences, Inc., a biotechnology company. Mr. Mattessich holds a B.A. in Special Studies from the University of California at Berkeley and an M.I.A. from Columbia University. We believe that Mr. Mattessich is qualified to serve on our board of directors because of his extensive executive leadership experience in the life sciences industry and his extensive knowledge of our company based on his position as President and Chief Executive Officer.

Jeffrey S. Heier, M.D. has served as a member of our board of directors since 2015. Since 1998, Dr. Heier has worked as a vitreoretinal specialist at Ophthalmic Consultants of Boston, or OCB, a large multi-specialty ophthalmology practice with several offices in the Boston, Massachusetts area. He has served as Co-President and Medical Director from 2016 to 2020, the Director of Vitreoretinal Service of OCB since 2009 and the Director of Retina Research at OCB since 2011. He has been a partner of the Boston Eye Surgery and Laser Center, the Cape Cod Eye Surgery and Laser Center, and the Plymouth Eye Surgery and Laser Center. Dr. Heier is an advisor or consultant to several biopharmaceutical and medical device companies. Dr. Heier also serves in leadership roles of several professional organizations including as Former President of the New England Ophthalmological Society, as Vice President of the Retinal Society, and as an executive board member of the American Society of Retina Specialists. Dr. Heier holds a B.S. in Biochemistry from Brandeis University and an M.D. from the Boston University School of Medicine. We believe that Dr. Heier is qualified to serve on our board of directors because of his background in ophthalmology, with an emphasis on back-of-the-eye conditions and diseases, which gives him a perspective that is helpful to the board for understanding our product market.

Seung Suh Hong, Ph.D. has served as a member of our board of directors since June 2019. Dr. Hong has served as President and Chief Operating Officer of Cellemedy, a biopharmaceutical start-up company, since January 2021 as well as Vice Chairman for Novelgen, a biopharmaceutical company, since April 2020, in South Korea. Dr. Hong has served as a consultant to a number of biopharmaceutical companies since March 2019. From April 2002 to March 2021, he served in various capacities at Celltrion Inc., a biopharmaceutical company, including as President of Celltrion Healthcare Japan and Senior Advisor from January 2016 to March 2021; as President and Chief Executive Officer of Celltrion Healthcare Co., Ltd. from November 2014 to December 2015; and as President of Research and Development from April 2002 to November 2014. Dr. Hong received a B.S. in Agricultural Chemistry, a M.S. in Industrial Enzymology, and a Ph.D. in Enzymology and Fermentation from Seoul National University. Dr. Hong also participated in post-doctoral studies at the University of Wisconsin-Madison. We believe that Dr. Hong is qualified to serve on our board of directors due to his executive leadership experience in the life sciences industry.

Richard L. Lindstrom, M.D. has served as a member of our board of directors since 2012. Dr. Lindstrom is the founder and director and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. He has served as a member of the boards of directors of LENSAR Corporation, a medical device company, since February 2018; Harrow Health (formerly known as Imprimis Pharmaceuticals, Inc.), a pharmaceutical company, since January 2015; and TearLab Corporation, a diagnostics company, since 2010 and served as a member of the board of directors of Onpoint Medical Diagnostics, Inc. from 2010 to 2013. Dr. Lindstrom served as associate director of the Minnesota Lions Eye Bank from 1987 to 2017 and as a trustee of the University of Minnesota Foundation for four terms. He is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery. From 1980 to 1989, he served as a professor of ophthalmology at the University of Minnesota, where he is currently adjunct clinical professor emeritus. Dr. Lindstrom holds a B.A. in Pre-Medical Studies, a B.S. in Medicine and an M.D. from the University of Minnesota. We believe that Dr. Lindstrom is qualified to serve on our board of directors because of his service on the boards of directors of other life sciences companies and his background in ophthalmology, which gives him a perspective that is helpful to the board for understanding our product market.

Merilee Raines has served as a member of our board of directors since September 2021.  Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc. from October 2003 until her retirement in May 2013. Ms. Raines also served as Executive Vice President of IDEXX from July 2012 until her retirement in May 2013. Prior to becoming Chief Financial Officer, Ms. Raines held several management positions with IDEXX, including Corporate Vice President of Finance, Vice President and Treasurer of Finance, Director of Finance, and Controller. Ms. Raines has served as a member of the Board of Directors of Watts Water Technologies, Inc., a global manufacturer of products & systems focused on control, conservation and quality of water, since February 2011; Excelitas Technologies Corporation, a privately held global industrial technology company providing sensing and detecting solutions, since August 2018; and TransMedics Group, Inc., a commercial stage medical technology company, since January 2021. She also served as a member of the board of directors of Benchmark Electronics, Inc., a worldwide provider of engineering services, integrated technology solutions and electronic manufacturing services, from May 2018 to June 2021 and Aratana Therapeutics, Inc., a veterinary therapeutics company, from February 2014 until its acquisition in July 2019. We believe that Ms. Raines is qualified to serve on our board of directors because of her extensive executive leadership experience, finance and accounting background, knowledge of the life sciences industry and service on the boards of directors of other life sciences companies.

Charles Warden has served as a member of our board of directors since 2008. Mr. Warden has served as a Managing Director at Versant Ventures since 2004. He also has served as the President and Chief Executive Officer of Aquea Health, Inc., a medical device company he co-founded, since January 2020. Prior to Versant, he was a General Partner at Schroder Ventures Life Sciences (now SV Life Sciences), where he worked from 1996 to 2004. Previously, Mr. Warden served as an associate with Boston Capital Ventures and as a consultant with Monitor Company. He serves or has served on the boards of numerous privately-held life sciences companies. Mr. Warden holds a B.A. in Economics and Classics from Beloit College and an M.B.A. from Harvard University. We believe that Mr. Warden is qualified to serve on our board of directors due to his service on the boards of directors of and significant experience as an investor in life sciences companies.

Leslie J. Williams has served as a member of our board of directors since March 2019. Currently, Ms. Williams is the President and Chief Executive Officer of hC Bioscience, Inc., a biopharmaceutical company that she co-founded and for which she serves as a member of the board of directors. She also serves as an entrepreneur-in-residence for the University of Iowa and University of Virginia and advises biopharma companies from time-to-time. Ms. Williams was the founder of ImmusanT, Inc., a biotechnology company, and served as a member of its board of directors and as its President and Chief Executive Officer since its inception in December 2010 until the completion of its reverse merger in December 2019. She served as the President and Chief Executive Officer and as a member of the board of directors of Ventaira Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2004 until 2008.  Previously, Ms. Williams also was a venture partner at Battelle Ventures, an early stage venture capital fund, and served on the boards of directors of Hepregen Inc., a company engaged in the development and marketing of proprietary drug screening products, and of CDI Bioscience, Inc., a cell line engineering and contract manufacturing company, and of The Capital Network, a non-profit organization providing entrepreneurial education opportunities.  Ms. Williams has served as a member of the board of directors of Windtree Therapeutics since February 2021. Ms. Williams is a member of the board of advisors of CSCRI (Coral Sea Clinical Research Institute), Life Science Cares, the executive board of the University of Iowa College of Pharmacy, founding member of Mass VX advisory committee and of the editorial advisory boards of the Life Science Leader and the Journal of Advanced Therapies and Medical Innovation Sciences. Ms. Williams received a B.S. in Nursing from the University of Iowa and a M.B.A. from the Washington University John Olin School of Business. We believe that Ms. Williams is qualified to serve on our board of directors due to her executive leadership experience in the life sciences industry, including her leadership experiences at hC Biosciences and ImmusanT.

Board Diversity, Director Experience and Qualifications, and Board Composition

While neither the Board nor the Nominating and Governance Committee has a formal written policy regarding director diversity, each body considers the diversity of backgrounds and experience when selecting nominees for director election and in evaluating Board composition and performance. Not only has this informal approach to the promotion of diversity resulted in a group of director nominees that we believe to be individuals of substantial accomplishment with demonstrated leadership capabilities, but, as indicated in the chart below, it has also resulted in a group of director nominees possessing diversity of thought, perspective, experience, and backgrounds.

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Board Composition

Our board of directors is currently authorized to have, and consists of, eight members. Each of our directors holds office until his or her successor has been elected and qualified or until the earlier of his or her death, resignation or removal.

Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of 75% of the votes which all of our stockholders would be entitled to vote in any annual election of directors or class of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

●	the class II directors are Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams, and their terms expire at the 2022 meeting;
●	the class III directors are Jeffrey S. Heier, M.D., Bruce A. Peacock and Merilee Raines, and their terms expire at the annual meeting of stockholders to be held in 2023; and
●	the class I directors are Antony Mattessich and Charles Warden, and their terms expire at the annual meeting of stockholders to be held in 2024.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their terms expire.

Bruce Peacock, who currently serves as a class III director, has notified the board of his resignation from the board, effective upon the conclusion of the Annual Meeting. Following the Annual Meeting, it is expected that the board will consist of seven members with one vacancy.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2022, our board of directors undertook its annual review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Mattessich, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with Ocular Therapeutix, including each of the transactions described below in “—Board Policies—Related Person Transactions,” and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Mattessich is not an independent director under these rules because he is our President and Chief Executive Officer. There are no family relationships among any of our directors or executive officers.

How Our Board Is Organized

Board Leadership Structure

Mr. Warden serves as Chairman of the Board. Our board has determined that the roles of Chairman of the Board and Chief Executive Officer should be bifurcated at this time. Our board believes that separating the Chairman and Chief Executive Officer positions allows the Chief Executive Officer to focus on company operations instead of board administration, encourages objective oversight, and is the appropriate leadership structure for us at this time. Additionally, our board believes this leadership structure is particularly appropriate for our company given Mr. Warden’s service of over 10 years on the board, his extensive knowledge of and experience with our business and industry, and his ability to effectively identify strategic priorities for us.

As the Chairman of the Board and an independent director, Mr. Warden’s responsibilities include:

●	chairing any meeting of the independent directors of our board in executive session;
●	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
●	facilitating communications between other members of our board and our Chief Executive Officer;
●	monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;
●	working with our Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
●	otherwise consulting with our Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the current committee charters are posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance.

Audit Committee

The members of our audit committee are Merilee Raines, Charles Warden and Leslie J. Williams. Ms. Raines joined the audit committee in September 2021 upon joining the board. Mr. Peacock was a member and the chairman of the audit committee from 2014 until his resignation from the audit committee on February 3, 2022. Upon Mr. Peacock’s resignation, Ms. Raines became the chair of the audit committee. Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
●	overseeing our internal audit function, if any;
●	overseeing our risk assessment and risk management policies;
●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions; and
●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that each of Ms. Raines and Mr. Peacock is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee met five times during 2021.

Compensation Committee

The members of our compensation committee are Charles Warden, Richard L. Lindstrom, M.D. and Bruce A. Peacock. Mr. Warden is the chairman of the compensation committee. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

●	overseeing an evaluation of our senior executives;
●	overseeing and administering our cash and equity incentive plans;
●	reviewing and making recommendations to our board of directors with respect to director compensation;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
●	preparing the compensation committee report if and to the extent then required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “—Board Processes—Executive and Director Compensation Processes.” We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The compensation committee met four times during 2021.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Jeffrey S. Heier, M.D., Seung Suh Hong, Ph.D. and Richard L. Lindstrom, M.D. Dr. Lindstrom is the chairman of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become members of our board of directors;
●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
●	reviewing and making recommendations to our board with respect to our board leadership structure;
●	reviewing and making recommendations to our board with respect to management succession planning;
●	developing and recommending to our board of directors corporate governance principles; and
●	overseeing an annual evaluation of our board of directors.

The nominating and corporate governance committee met one time during 2021. We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board Meetings and Attendance

Our board of directors met nine times during 2021. During 2021, each director attended at least 75% of the aggregate number of board meetings and the number of meetings held by all committees of the board on which he or she served.

Our directors are expected to attend our annual meetings of stockholders. In 2021, all of our current directors attended our annual meeting of stockholders.

Board Processes

Oversight of Risk

Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “—Corporate Governance Guidelines.” Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

All of the director nominees are currently members of our board of directors. The nominee biographies under “—Board of Directors—Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our continuing directors that led our nominating and corporate governance committee and our board to conclude he or she should continue to serve as a director of Ocular Therapeutix. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

Our nominating and corporate governance committee considers the value of diversity when selecting nominees. Although we have no formal policy regarding board diversity, we believe that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730, Attention: Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2023 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Chief Financial Officer at Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357-4000. Additional information about contacting Ocular Therapeutix is posted under the heading “Information Request” found under the Investor Relations section of our website, or located at www.ocutx.com/about/contact-us.

In addition, stockholders who wish to communicate with our board may do so by writing to Charles Warden, Chairman of the Board, c/o Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2014, our compensation committee has retained Radford, an AON Hewitt Company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The committee also has retained Radford for guidance and review of non-employee director compensation. Although our compensation committee considers the advice and guidance of Radford as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

The compensation committee periodically reviews information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on its reviews in April 2021 and April 2022, the committee concluded that the engagement of Radford did not raise any conflict of interest. Outside of services provided for the compensation committee, the compensation consultant provides nominal additional services to the company related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to Radford in connection with these additional engagements was less than $120,000 in 2021.

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ocular Therapeutix and our stockholders. The guidelines provide that:

●	our board’s principal responsibility is to oversee the management of Ocular Therapeutix;
●	a majority of the members of our board must be independent directors;
●	the independent directors meet in executive session at least twice a year;
●	directors have full and free access to management and, as necessary, independent advisors;
●	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
●	our board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance.

Board Policies

Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ocular Therapeutix is a participant, the amount involved exceeds the lessor of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Since January 1, 2020, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties and all have been approved or ratified by our audit committee pursuant to the policy described above:

Specialty Pharma Consulting Agreement

On November 23, 2020, we entered into a consulting agreement with Specialty Pharma Consulting, LLC, an entity affiliated with Kevin Coughenour, or the Specialty Pharma Consulting Agreement, to provide services for our quality engineering and validation activities in the ordinary course of business. Mr. Coughenour is married to our former Chief Operating Officer Patricia Kitchen. We agreed to pay Mr. Coughenour consulting fees in the amount of $200 per hour for any consulting services provided under the Specialty Pharma Consulting Agreement. The Specialty Pharma Consulting Agreement was subsequently further amended in February 2021. The Specialty Pharma Consulting Agreement may be terminated at any time upon the mutual written consent of the parties, by either party for any reason upon thirty (30) days’ written notice to the other party, or automatically upon the occurrence of certain specified events, including Mr. Coughenour’s death or incapacity. If not terminated earlier, the Specialty Pharma Consulting Agreement terminates on November 23, 2021 but may be extended upon the mutual written consent of the parties. In 2021 and 2020, compensation provided to Mr. Coughenour pursuant to the Specialty Pharma Consulting Agreement totaled approximately $154,800 and $52,850, respectively.

Outside Legal Counsel

Since 2014, we have engaged Wilmer Cutler Pickering Hale and Dorr LLP, or WilmerHale, to provide legal services to us, including with respect to general corporate, finance, securities law, regulatory and licensing matters. Christopher White, who serves as our Chief Business Officer and became an executive officer in October 2021, is the brother of a partner at WilmerHale who has not participated in providing legal services to us. We incurred fees for legal services rendered by WilmerHale of approximately $1.8 million in 2020 and approximately $1.4 million in 2021. We engage WilmerHale in the ordinary course of our business on an arm’s length basis and pay WilmerHale based on its standard rates.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. We do not have any practices or policies regarding hedging.

EXECUTIVE OFFICERS

Our executive officers, and their ages as of March 31, 2022, are listed in the following table:

Name	Age	Position
Antony Mattessich	55	President and Chief Executive Officer
Michael Goldstein, M.D.	55	President, Ophthalmology and Chief Medical Officer
Donald Notman	62	Chief Financial Officer
Philip C. Strassburger, Esq.	62	General Counsel
Christopher White	60	Chief Business Officer

In addition to the biographical information for Mr. Mattessich, which is set forth above under “Corporate Governance—Board of Directors—Members of Our Board of Directors,” set forth below is certain biographical information about Dr. Goldstein, Mr. Notman, Mr. Strassburger and Mr. White:

Michael Goldstein, M.D. has served as our President, Ophthalmology since January 2021 and as our Chief Medical Officer since September 2017. Dr. Goldstein previously served as Chief Medical Officer of Applied Genetic Technologies Corp., a biopharmaceutical company with a focus in ophthalmology, from December 2016 until September 2017. Prior to joining Applied Genetic Technologies Corp., he served as Chief Medical Officer and VP, Clinical Research of Eleven Biotherapeutics, a biopharmaceutical company. Dr. Goldstein received a B.A. in Political Economy from Williams College, an M.D. from Northwestern University Medical School, and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

Donald Notman has served as our Chief Financial Officer since September 2017. Mr. Notman previously served as Senior Vice President and Chief Financial Officer of Thrasos Therapeutics, Inc., a biopharmaceutical company, from May 2014 until March 2017 and as a consultant from March 2017 to December 2017. Prior to joining Thrasos Therapeutics, he served as Managing Director and Head of Private Capital Markets of Leerink Swann LLC, an investment bank specializing in health care, from June 2005 to April 2013. Mr. Notman received a B.A. in Economics from Middlebury College and an M.B.A. from The Tuck School of Business at Dartmouth College.

Philip C. Strassburger has served as our General Counsel since September 2020. Mr. Strassburger previously served as Senior Vice President, Intellectual Property Law & Public Health Initiatives of Purdue Pharma L.P. from January 2020 to September 2020. Prior to his role as Senior Vice President, Mr. Strassburger served in various other legal roles in certain of Purdue Pharma’s affiliated companies, from June 1999 to December 2019. Prior to joining Purdue Pharma, he served as Patent Counsel for Pfizer Inc. from 1992 to 1999. Mr. Strassburger received a B.A. in Philosophy and a B.S. in Chemical Engineering from Tufts University and a J.D. from the University of Connecticut School of Law.

Christopher White has served as our Chief Business Officer since October 2021 after having served as our Senior Vice President, Business and Corporate Development from July 2019 to September 2021. Mr. White previously served as Chief Operating Officer of Silver Creek Pharmaceuticals, Inc., a pharmaceutical company, from June 2017 to July 2018 and as a consultant to Sliver Creek from August 2018 to January 2019. Prior to his role as Chief Operating Officer, Mr. White served as President of Sofregen Medical, Inc., a medical equipment and device company, from October 2016 to April 2017. Mr. White received a B.S. in Chemical Engineering from Tufts University and an M.B.A. from Columbia University Business School.

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Our “named executive officers” for the year ended December 31, 2021 were as follows: Mr. Mattessich, our President and Chief Executive Officer; Dr. Goldstein, our President, Ophthalmology and Chief Medical Officer; and Ms. Kitchen, our former Chief Operating Officer.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2021 and 2020.

				Option	All Other
			Bonus	Awards	Compensation
Name and principal position	Year	Salary($)	($)	($)(1)	($)(2)	Total($)
Antony Mattessich(3)	2021	630,000	410,000	6,053,684	3,250	7,096,934
President and Chief	2020	600,000	432,000	1,130,400	750	2,163,150
Executive Officer

Michael Goldstein, M.D.	2021	488,250	244,247	3,326,200	3,250	4,061,947
President, Ophthalmology and Chief Medical Officer	2020	440,000	202,400	675,100	750	1,318,250

Donald Notman	2021	431,600	194,317	2,527,912	3,250	3,157,079
Chief Financial Officer	2020	415,000	199,200	675,100	750	1,290,050

Patricia Kitchen(4)	2021	168,438	─	2,927,056	293,000	3,388,494
Former Chief Operating Officer	2020	398,750	199,200	675,100	─	1,273,050

(1)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2022, regarding assumptions underlying the valuation of equity awards.
(2)	For Mr. Mattessich, Dr. Goldstein, and Mr. Notman, the compensation included in the “All Other Compensation” column consists of “gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $750 in 2020 and 2021 and $2,500 related to 401(k) match in 2021. For Ms. Kitchen, the compensation included in “All Other Compensation” columns consists of severance payments of $290,500 and $2,500 related to 401(k) match.
(3)	Mr. Mattessich also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)	Ms. Kitchen separated from the Company effective April 27, 2021.

Narrative Disclosure to Summary Compensation Table

Base Salary

In 2021, Mr. Mattessich had an annualized base salary of $630,000, Dr. Goldstein had an annualized base salary of $488,250, and Mr. Notman had an annualized base salary of $431,600 to Mr. Notman. Prior to her separation, Patricia Kitchen had an annualized base salary of $435,750. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Performance-Based Compensation

We do not have a formal performance-based bonus plan. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior-year performance and, for Mr. Mattessich, with respect to overall corporate performance from the prior year. In the first quarter of 2022, we paid discretionary annual cash bonuses of $410,000 to Mr. Mattessich (100.1% of target); $244,247 to Dr. Goldstein (100.1% of target); and $194,317 (100.1% of target) to Mr. Notman; in recognition of their respective performances in 2021. In the first quarter of 2021, we paid discretionary annual cash bonuses of $432,000 to Mr. Mattessich (120% of target); $202,400 to Dr. Goldstein (115% of target); $199,200 to Mr. Notman (120% of target); and $199,200 (120% of target) to Ms. Kitchen.

Equity Incentive Awards

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employ during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options or common stock.

Prior to our initial public offering, we granted stock options with exercise prices that were set at no less than the fair market value of shares of our common stock on the date of grant as determined by contemporaneous valuations and reviewed and approved by our compensation committee or our board of directors. Following our initial public offering we grant stock options with exercise prices that are set at least at the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant. In 2022, we also began granting restricted stock unit, or RSU, awards to employees.

On January 30, 2020, our board of directors granted stock options under the 2014 Stock Incentive Plan, or the 2014 Plan, to each of our named executive officers who were providing services to the company at that time. Each of these option awards is scheduled to vest in approximately equal monthly installments, beginning on the one month anniversary of the grant date, through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $4.39 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $3.14 per share, as determined in accordance with ASC Topic 718.  The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on January 30, 2020:

Common Stock
Underlying
Option Award
Name	(#)
Antony Mattessich	360,000
Michael Goldstein, M.D.	215,000
Donald Notman	215,000
Patricia Kitchen	215,000

On February 17, 2021, our board of directors granted stock options under the 2014 Plan to each of our named executive officers who were providing services to the company at that time. Each of these option awards is scheduled to vest in approximately equal monthly installments, beginning on the one month anniversary of the grant date, through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $18.31 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $13.30 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on February 17, 2021:

Common Stock
Underlying
Option Award
Name	(#)
Antony Mattessich	455,000
Michael Goldstein, M.D.	250,000
Donald Notman	190,000
Patricia Kitchen	220,000

On February 3, 2022, our board of directors granted stock options under the 2021 Stock Incentive Plan, or the 2021 Plan, to each of our named executive officers who were providing services to the company at that time. Each of these option awards is scheduled to vest in approximately equal monthly installments, beginning on the one month anniversary of the grant date, through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $5.27 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $3.69 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on February 3, 2022:

Common Stock
Underlying
Option Award
Name	(#)
Antony Mattessich	560,200
Michael Goldstein, M.D.	190,000
Donald Notman	166,667

On February 3, 2022, our board of directors also granted restricted stock units, or RSUs, under the 2021 Plan to each of our named executive officers who were providing services to the company at that time.  Each RSU represents a right to receive one shares of the company’s common stock. Subject to the named executive officer’s continued service to the company, the RSUs will vest over three years, with one-third of the shares underlying the RSUs on the one-year anniversary of the grant date and an additional one-third of shares underlying the RSUs vesting at the end of each successive one-year period thereafter. The following table sets forth the number of shares of common stock subject to the RSU awards granted to our named executive officers on February 3, 2022:

Common Stock
Underlying
RSU Award
Name	(#)
Antony Mattessich	186,750
Michael Goldstein, M.D.	63,333
Donald Notman	55,556

Outstanding Equity Awards as of December 31, 2021

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2021:

	Option Awards
	Number of		Number of
	securities		securities
	underlying		underlying
	unexercised		unexercised		Option
	options		options		exercise	Option
	(#)		(#)		price	expiration
Name	exercisable		unexercisable		($)	date
Antony Mattessich	590,000		—		10.94	6/20/2027
	352,494		7,506	(1)	5.47	1/31/2028
	291,662		108,338	(2)	4.10	1/2/2029
	172,497		187,503	(3)	4.39	1/30/2030
	94,790		360,210	(4)	18.31	2/17/2031
Michael Goldstein, M.D.	135,000		—		6.30	10/2/2027
	81,759	(5)	1,741		5.47	1/31/2028
	109,373	(6)	40,627		4.10	1/2/2029
	103,019	(7)	111,981		4.39	1/30/2030
	52,082	(8)	197,918		18.31	2/17/2031
Donald Notman	125,000		—		6.30	10/2/2027
	81,759	(9)	1,741		5.47	1/31/2028
	109,373	(10)	40,627		4.10	1/2/2029
	103,019	(11)	111,981		4.39	1/30/2030
	39,582	(12)	150,418		18.31	2/17/2031
Patricia Kitchen	—		—		—	—

(1)	Mr. Mattessich’s option to purchase 360,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(2)	Mr. Mattessich’s option to purchase 400,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(3)	Mr. Mattessich’s option to purchase 360,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(4)	Mr. Mattessich’s option to purchase 455,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(5)	Dr. Goldstein’s option to purchase 83,500 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(6)	Dr. Goldstein’s option to purchase 150,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(7)	Dr. Goldstein’s option to purchase 215,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(8)	Dr. Goldstein’s option to purchase 250,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(9)	Mr. Notman’s option to purchase 83,500 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(10)	Mr. Notman’s option to purchase 150,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.

(11)	Mr. Notman’s option to purchase 215,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(12)	Mr. Notman’s option to purchase 190,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.

Employment Agreements with Executive Officers

In June 2017, we entered into an employment agreement with Mr. Mattessich.  We entered into an employment agreement with Dr. Goldstein in September 2017, when he joined the company. We entered into an employment agreement with Mr. Notman in September 2017, when he joined the company. We entered into an employment agreement with Mr. Strassburger in September 2020, when he joined the company. Each of these agreements provides that employment will continue until either we or the executive provides written notice of termination in accordance with the terms of the agreement. In addition, each of these agreements prohibits the executives from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter.

Pursuant to their respective employment agreements, each of these full-time executive officers is entitled to receive a minimum annual base salary as follows: Mr. Mattessich: $550,000; Dr. Goldstein: $400,000; Mr. Notman: $380,000; Mr. Strassburger: $425,000; and Mr. White: $300,000. In addition, each of these full-time executives is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives that are determined by our compensation committee following the end of each year, calculated as a percentage of the executive’s annual base salary, and which will be determined by our board of directors, in its sole discretion. During 2021, the target annual bonus, as a percentage of annual base salary, for each of these executives was as follows: Mr. Mattessich: 65%; Dr. Goldstein: 50%; Mr. Notman: 45%; Mr. Strassburger: 45%; and Mr. White: 40%. In February 2022, the compensation committee approved the same annual bonus targets, as a percentage of the applicable executive’s annual base salary, for the year commencing January 1, 2022.

Potential Payments Upon Termination or Change in Control Transaction

Upon execution and effectiveness of a release of claims, each of our executives will be entitled to severance payments if his or her employment is terminated under specified circumstances.

Mr. Mattessich. If we terminate Mr. Mattessich’s employment without cause, as defined in his employment agreement, or if Mr. Mattessich terminates his employment with us for good reason, as defined in his employment agreement, absent corporate change, as defined in his employment agreement, we are obligated to pay Mr. Mattessich’s base salary for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and certain of his dependents with group health insurance for a period of 12 months.

If we terminate Mr. Mattessich’s employment without cause or if Mr. Mattessich terminates his employment with us for good reason, in either case, within 12 months following a corporate change, we are obligated to pay Mr. Mattessich in a lump sum an amount equal to his base salary for 18 months, to pay Mr. Mattessich an amount equal to one and one-half times his target annual bonus for the year of termination, to accelerate in full the vesting of all Mr. Mattessich’s outstanding equity awards and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and certain of his dependents with group health insurance for a period of 18 months.

Other Executive Officers. For each of Dr. Goldstein, Mr. Notman, Mr. Strassburger and Mr. White, if we terminate his employment without cause, as defined in his employment agreement, or if he terminates his employment with us for good reason, as defined in his employment agreement, absent a corporate change, as defined in his employment agreement, we are obligated to pay him his base salary, as applicable, for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him and certain of his dependents with group health insurance for a period of 12 months.

If we terminate the employment of Dr. Goldstein, Mr. Notman, Mr. Strassburger or Mr. White, without cause, or if any of them terminates his employment with us for good reason, in each case within 12 months following a corporate change, then in each case we are obligated to pay him in a lump sum an amount equal to his base salary for 18 months, to pay him an amount equal to one and one-half times his target annual bonus for the year of termination, to accelerate in full the vesting of all outstanding equity awards held by him and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him and certain of his dependents with group health insurance for a period of 18 months.

Taxation. To the extent that any severance or other compensation payment are made to any of Mr. Mattessich, Dr. Goldstein, Mr. Notman, Mr. Strassburger or Mr. White pursuant to his employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

Equity Incentive Plans

The five equity incentive plans described in this section are our 2006 Stock Incentive Plan, as amended, or the 2006 Plan; our 2014 Plan; our 2014 Employee Stock Purchase Plan, or the 2014 ESPP; our 2019 Inducement Stock Incentive Plan, as amended, or the 2019 Inducement Plan and our 2021 Plan. Prior to our initial public offering, which closed on July 30, 2014, we granted awards to eligible participants under the 2006 Plan. Following the closing of our initial public offering, we ceased granting awards under the 2006 Plan and started granting awards to eligible participants under the 2014 Plan. Following the approval of the 2021 Plan in June 2021, we ceased granting awards under the 2014 plan and started granting awards under the 2021 Plan. We are currently granting awards to eligible participants under the 2014 ESPP, the 2019 Inducement Plan and the 2021 Plan.

2006 Stock Incentive Plan

The 2006 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code, non-statutory stock options and stock grants. Our key employees, officers, directors, and consultants, as well as key employees, officers, directors, and consultants of our affiliates and certain other strategic partners, were eligible to receive awards under our 2006 Plan. However, incentive stock options could only be granted to our key employees. The terms of awards were set forth in the applicable award agreements. Our board of directors may amend our 2006 Plan at any time, subject in certain circumstances to stockholder approval. Stockholders may terminate our 2006 Plan at any time. Subject to certain limitations with respect to incentive stock options, our board of directors may accelerate the exercise date of any installment of any option under the 2006 Plan, and may amend the terms or conditions of an outstanding option or stock grant under the 2006 Plan, subject to participant consent of any amendment that is adverse to the participant.

Awards under our 2006 Plan are subject to adjustment in the event of certain corporate transactions affecting our common stock such as stock splits, stock dividends or similar transactions. In the event of a recapitalization or reorganization (other than an acquisition, as described below) pursuant to which our securities or securities of another corporation are issued with respect to outstanding shares of our common stock, a participant, upon exercising or accepting an option or stock grant under the 2006 Plan, will be entitled to receive, for the purchase price, if any, paid upon such exercise or acceptance, the securities which would have been received if such option or stock grant had been exercised or accepted prior to such recapitalization or reorganization.

In the event of an acquisition (as defined in the 2006 Plan) of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding options:

●	make appropriate provision for the continuation of outstanding options by substituting on an equitable basis for the shares then subject to outstanding options either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;
●	upon written notice to participants, provide that all outstanding options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) and that unexercised options will terminate within a specified time period of such notice; or
●	terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

In the event of an acquisition of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding stock grants:

●	make appropriate provisions for the continuation of outstanding stock grants by substituting on an equitable basis for the shares then subject to outstanding stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;

●	upon written notice to participants, provide that all outstanding stock grants must be accepted (to the extent then subject to acceptance) and that unaccepted stock grants will terminate within a specified number of days of the date of such notice; or
●	terminate all outstanding stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grant over the purchase price thereof, if any.

In addition, in the event of an acquisition of us, our board of directors may waive all or any repurchase rights with respect to outstanding stock grants.

As of March 31, 2022, under our 2006 Plan, there were options to purchase an aggregate of 307,317 shares of common stock outstanding at a weighted average exercise price of $7.65 per share. We will not grant any further stock options or other awards under our 2006 Plan. However, any shares of common stock subject to awards under our 2006 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2021 Plan.

2014 Stock Incentive Plan

Our 2014 Plan, which became effective on July 30, 2014, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2014 Plan provided for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards. The number of shares of our common stock that were initially reserved for issuance under the 2014 Plan was the sum of (1) 1,244,413 shares, 92,494 shares reserved for issuance under the 2006 Plan that remained available for grant under the 2006 Plan immediately prior to the closing of our initial public offering, and the number of shares of our common stock subject to outstanding awards under our 2006 Plan as of immediately prior to our initial public offering that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, plus (2) an annual increase, to be added on the first day of each fiscal year, continuing until, and including, the fiscal year ending December 31, 2024, equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors. Effective as of each of January 1, 2020 and January 1, 2021, the number of shares authorized for issuance under the 2014 Plan increased, pursuant to the terms of the 2014 Plan, by an additional 1,659,218 shares.

Our employees, officers, directors, consultants and advisors were eligible to receive awards under the 2014 Plan. However, incentive stock options were only permitted to be granted to our employees.

Awards under the 2014 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2014 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2022, under our 2014 Plan, there were options to purchase an aggregate of 8,861,615 shares of common stock outstanding at a weighted average exercise price of $9.43 per share. We will not grant any further stock options or other awards under our 2014 Plan. However, any shares of common stock subject to awards under our 2014 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2021 Plan.

2014 Employee Stock Purchase Plan

Our 2014 ESPP, which became effective immediately prior to the closing of our initial public offering, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The number of shares of our common stock reserved for issuance under the 2014 ESPP is the sum of 207,402, plus an annual increase on the first day of each fiscal year, ending with the fiscal year ending on December 31, 2024, in an amount equal to the least of (1) 207,402 shares of our common stock, (2) 0.5% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors.  Effective as of each of January 1, 2020 and January 1, 2021, the number of shares authorized for issuance under the 2014 ESPP increased, pursuant to the terms of the 2014 ESPP, by an additional 207,402 shares. As of March 31, 2022, the 2014 ESPP provides participating employees with the opportunity to purchase an aggregate of 814,450 shares of our common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2014 ESPP, are eligible to participate in the 2014 ESPP, provided that:

●	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
●	such person has been employed by us or by a designated subsidiary for at least six months prior to enrolling in the 2014 ESPP; and
●	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2014 ESPP.

No employee may purchase shares of our common stock under the 2014 ESPP and any of our other employee stock purchase plans with an aggregate fair market value (as of the date of the option grant) in excess of $25,000 in any calendar year. In addition, no employee may purchase shares of our common stock under the 2014 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

We had two offering periods under the 2014 ESPP in 2021. The first offering period commenced January 1, 2021, and closed on June 30, 2021, at which time we issued 40,631 shares of our common stock. Our second offering period commenced July 1, 2021, and closed on December 31, 2021, at which time we issued 83,917 shares of our common stock. We plan to continue to have offering periods two times annually, each six months in duration, to purchase stock under the 2014 ESPP. Payroll deductions will be made and held for the purchase of our common stock at the end of each offering period. Our board of directors may, at its discretion, choose a different period of not more than 12 months for offerings.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2014 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2014 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the number and class of securities available under the 2014 ESPP, the share limitations under the 2014 ESPP and the purchase price for an offering period under the 2014 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2014 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2014 ESPP on such terms as our board or committee determines:

●	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
●	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
●	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2014 ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or
●	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2014 ESPP or any portion thereof. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2014 ESPP to fail to comply with Section 423 of the Code. The 2014

ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

2019 Inducement Stock Incentive Plan

Our 2019 Inducement Plan, which became effective on October 29, 2019, was adopted by our board of directors. Awards under the 2019 Inducement Plan may only be granted to persons who (a) were not previously an employee or director of the Company and (b) are commencing employment with the Company following a bona fide period of non-employment, in either case as an inducement material to the individual’s entering into employment with the Company and in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4). The 2019 Inducement Plan provides for the following types of awards: non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. Initially, the maximum number of shares of common stock issuable under the 2019 Inducement Plan was 500,000. On December 10, 2020, the Board of Directors of the Company amended the 2019 Inducement Plan to increase the aggregate number of shares issuable from 500,000 to 1,054,000 shares of common stock.

Our board of directors has delegated authority to our compensation committee to grant awards under the 2019 Inducement Plan.

Awards under the 2019 Inducement Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2019 Inducement Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2019 Inducement Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2019 Inducement Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2022, under our 2019 Inducement Plan, there were options to purchase an aggregate of 534,200 shares of common stock outstanding at a weighted average exercise price of $10.97 per share, and 513,501 shares were available for issuance under our 2019 Inducement Plan.

2021 Stock Incentive Plan

Our 2021 Plan was adopted by our board of directors in April 2021 and approved by our stockholders in June 2021. The 2021 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2021 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards. The number of shares of our common stock that were initially reserved for issuance under the 2021 Plan was the sum of 6,000,000 shares of common stock plus such additional number of shares of common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under our 2014 Plan that were available for grant under the 2014 Plan immediately prior to the date the 2021 Plan was approved by our stockholders, and (y) the number of shares of common stock subject to awards that had been granted under the 2014 Plan or the 2006 Plan immediately prior to the effectiveness of the 2021 Plan, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject to certain limitations). As of March 31, 2022, 2,622,985 shares were available for issuance under the 2021 Plan.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2014 Plan. However, incentive stock options may only be granted to our employees.

Subject to any limitation in the 2021 Plan, our board of directors or any committee or officer to which our board of directors has delegated authority will select the recipients of awards and determine:

●	the number of shares of common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
●	the type of options to be granted;
●	the exercise price of options and measurement price of stock appreciation rights, neither of which may be less than 100% of the fair market value of our common stock on the grant date;
●	the duration of options and stock appreciation rights, which may not be in excess of ten years;
●	the methods of payment of the exercise price of options; and
●	the number of shares of common stock subject to any restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions, if any.

Our board of directors has delegated authority to our Chief Executive Officer to grant awards under the 2021 Plan to all new hires, other than executive officers, subject to any limitations under the 2021 Plan. Our board of directors has established the terms of the awards to be granted by our Chief Executive Officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may grant.

Awards under the 2021 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2021 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2021 Plan, as to some or all outstanding awards, other than restricted stock:

●	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;

●	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;
●	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
●	in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and
●	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2014 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2022, under our 2021 Plan, there were options to purchase an aggregate of 3,286,341 shares of common stock outstanding at a weighted average exercise price of $6.09 per share and restricted stock unit awards outstanding for an aggregate of 926,063 shares of common stock.  No award may be granted under the 2021 Plan after June 18, 2031. Our board of directors may amend, suspend or terminate the 2021 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which is $20,500 for 2022. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2022 may be up to an additional $6,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We do not currently make discretionary contributions. Effective January, 1, 2021, we make matching contributions to our 401(k) plan with a maximum contribution of $2,500 per employee. Through December 31, 2021, we have made matching contributions of $493,111 to our 401(k) plan.

Tax Deductibility

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to a company’s chief executive officer, chief financial officer, and other officers whose compensation is required to be reported to the company’s stockholders pursuant to the Exchange Act by reason of being among its three highest compensated officers. For taxable years beginning on or before December 31, 2017, certain compensation, including compensation paid to our chief financial officer and qualified performance-based compensation, was not subject to the deduction limitations. Pursuant to the Tax Cuts and Jobs Act, signed into law on December 22, 2017, or Tax Act, subject to certain transition rules, for taxable years beginning after December 31, 2017, the deduction limitations under Section 162(m) are expanded to apply to compensation in excess of $1 million paid in any taxable year to our chief financial officer, and the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, unless grandfathered under transition guidance.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2021.

EQUITY COMPENSATION PLAN INFORMATION

Number of
securities
remaining
available for future
	Number of		issuance under
	securities to be	Weighted-average	equity
	issued upon exercise	exercise price of	compensation plans
	of outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities reflected
Plan category	and rights	and rights	in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	9,768,628	$9.47	6,263,365
Equity compensation plans not approved by security holders(2)	1,166,200	$10.74	510,251
Total	10,934,828	$9.60	6,773,616

(1)	Consists of our four compensation plans which were approved by our stockholders: the 2006 Plan, the 2014 Plan, the 2021 Plan, and the 2014 ESPP. As described above under “—2014 Employee Stock Purchase Plan”, the 2014 ESPP includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 207,402 shares of our common stock, 0.5% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. In 2021, such annual increase was 207,402 shares.
(2)	Includes (i) an option award for 590,000 shares granted to Mr. Mattessich on June 20, 2017, as an inducement material to Mr. Mattessich’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on June 20, 2018, and 2.0833% vesting monthly thereafter; (ii) an option award for 60,000 shares granted to Christopher White on July 9, 2019, as an inducement material to Mr. White’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on July 9, 2020, and 2.0833% vesting monthly thereafter; which has been partially exercised by Mr. White for the purchase of 21,249 shares of common stock to date; and (iii) option awards for an aggregate of 537,449 shares granted to employees under to the 2019 Inducement Plan, as an inducement material to each individual’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), each with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on the one-year anniversary of the vesting commencement date and 2.0833% vesting monthly thereafter.

Say-on-Pay Vote Results

At our 2021 annual meeting of stockholders, we conducted an advisory, non-binding vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Over 97% of the votes cast by stockholders on this proposal, excluding broker non-votes and abstentions, were cast in support of the compensation paid to our named executive officers in 2020 as described in our 2021 proxy statement. While this vote was a non-binding, advisory vote, our compensation committee and board of directors take the voting results into account in determining the compensation of our named executive officers. Given the level of support evidenced by last year’s say-on-pay vote, among other factors, our compensation committee decided to maintain our general approach to executive compensation and made no significant changes to the structure of our executive compensation program this year.

Our compensation committee and board of directors will continue to consider stockholder input and monitor our executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future say-on-pay votes.

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2021, with the exception of Mr. Mattessich, who does not receive compensation for service on our board of directors and whose compensation is included in the “Summary Compensation Table” above under “Executive Compensation.”

	Fees Earned or
	Paid in Cash	Option Awards
Name	($)(1)	($)(2)		Total ($)
Jeffrey S. Heier, M.D.	55,000	164,158	(3)	219,158
Seung Suh Hong, Ph.D.	55,000	164,158	(3)	219,158
Richard L. Lindstrom, M.D.	67,500	164,158	(3)	231,658
Bruce A. Peacock	77,500	164,158	(3)	241,658
Merilee Raines	16,630	237,427	(4)	254,057
Charles Warden	110,000	164,158	(3)	274,158
Leslie J. Williams	60,000	164,158	(3)	224,158

(1)	Fees earned or paid in cash consist of:
●	for Dr. Heier, $50,000 for serving as a member of our board and $5,000 for serving as a member of our nominating and corporate governance committee;
●	for Dr. Hong, $50,000 for serving as a member of our board and $5,000 for serving as a member of our nominating and corporate governance committee;
●	for Dr. Lindstrom, $50,000 for serving as a member of our board, $7,500 for serving as a member of our compensation committee and $10,000 for serving as a chair of our nominating and corporate governance committee;
●	for Mr. Peacock, $50,000 for serving as a member of our board, $20,000 for serving as the chairman of our audit committee and $7,500 for serving as a member of our compensation committee;
●	for Ms. Raines, $13,859 for serving as a member of our board, and a $2,771 for serving as a member of our audit committee, in each case prorated to reflect her election to our board and the audit committee effective September 20, 2021;
●	for Mr. Warden, $50,000 for serving as a member of our board, $35,000 for serving as the chairman of our board, $15,000 for serving as the chairman of our compensation committee and $10,000 for serving as a member of our audit committee; and
●	for Ms. Williams, $50,000 for serving as a member of our board, and a $10,000 for serving as a member of our audit committee.
(2)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2022, regarding assumptions underlying the valuation of equity awards.

(3)	Consists of an option to purchase 18,000 shares of common stock vesting with respect to all of the shares on the one-year anniversary of date of grant.

(4)	Consists of an option to purchase 36,000 shares of common stock vesting one-third of the shares on each of the first, second and third anniversaries of the grant date of the newly elected non-employee director.

(5)	As of December 31, 2021:
●	Dr. Heier held options to purchase 110,363 shares of our common stock;
●	Dr. Hong held options to purchase 72,000 shares of our common stock;
●	Dr. Lindstrom held options to purchase 144,452 shares of our common stock;
●	Mr. Peacock held options to purchase 91,044 shares of our common stock;
●	Ms. Raines held options to purchase 36,000 shares of our common stock;
●	Mr. Warden held options to purchase 116,044 shares of our common stock; and
●	Ms. Williams held options to purchase 72,000 shares of our common stock.

In 2021, we paid cash compensation to our non-employee directors for his or her service as a director in the amounts described below under “—Director Compensation Arrangements.” All continuing directors were granted options to purchase 18,000 shares of common stock on June 18, 2021.

Director Compensation Arrangements

For 2021, our non-employee directors were compensated as follows:

●	each new non-employee director received an initial grant of an option to purchase 36,000 shares of common stock upon his or her initial election to our board of directors;
●	each non-employee director who has served on our board of directors for at least six months received an annual grant of an option to purchase 18,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of our stockholders;
●	each non-employee director received an annual cash fee of $50,000;
●	the lead independent director or chairman received an additional annual cash fee of $35,000;
●	each non-employee director who is a member of the audit committee received an additional annual cash fee of $10,000 ($20,000 for the audit committee chairman);
●	each non-employee director who is a member of the compensation committee received an additional annual cash fee of $7,500 ($15,000 for the compensation committee chairman); and
●	each non-employee director who is a member of the nominating and corporate governance committee received an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance committee chairman).

In January 2022, the compensation committee reviewed the compensation of our board of directors and recommended, and in February 2022 our board of directors approved, the following adjustments to our non-employee director compensation arrangements, effective January 1, 2022:

●	each new non-employee director will receive an initial grant of an option to purchase 53,600 shares of common stock and a restricted stock unit award for 17,866 shares of common stock upon the effectiveness of his or her initial election to our board of directors; and
●	each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option to purchase 26,800 shares of common stock and a restricted stock unit award for 8,933 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of stockholders.

No adjustments were made to the cash components of our non-employee director compensation program.

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options and restricted stock units granted to newly elected non-employee directors will vest, subject to the director’s continued service on the board of directors, with respect to one-third of the shares on each of the first, second, and third anniversaries of the grant date. The annual stock options and restricted stock unit awards granted to the non-employee directors will vest, subject to the director’s continued service on the board of directors, with respect to 100% of the shares on the first anniversary of the grant date or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the grant date.

Stock options and restricted stock units for non-employee directors are granted automatically and without the need for any further action by the board of directors or any of its committees under our stock incentive plan generally in effect at the time of grant. The share amounts for non-employee director stock option and restricted stock unit grants shall be automatically adjusted in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event effecting our common stock, or any distribution to holders of our common stock other than an ordinary cash dividend.

Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.

Each non-employee director will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves or otherwise in direct service of our company.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Ocular Therapeutix, Inc. has reviewed Ocular Therapeutix’s audited financial statements for the fiscal year ended December 31, 2021 and discussed them with Ocular Therapeutix’s management and PricewaterhouseCoopers LLP, Ocular Therapeutix’s independent registered public accounting firm.

The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB and the SEC, and has discussed with Ocular Therapeutix’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Ocular Therapeutix’s board of directors that the audited financial statements referred to above be included in Ocular Therapeutix’s Annual Report on Form 10-K for the year ended December 31, 2021.

By the audit committee of the board of directors of Ocular Therapeutix, Inc.

Merilee Raines
Charles Warden
Leslie J. Williams

Audit Fees and Services

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2021	2020
Audit Fees(1)	$1,098,000	$1,110,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$956	$956
Total Fees	$1,098,956	$1,110,956

(1)	This category includes fees for professional services performed by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with the public offerings of our common stock.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Three Class II Directors

In accordance with the terms of our certificate of incorporation and our by-laws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for new three-year terms at the annual meeting of stockholders in the year in which their terms expire. The members of the classes are divided as follows:

●	Class II: Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams, and their terms expire at the 2022 Annual Meeting of Stockholders.
●	Class III: Jeffrey S. Heier, M.D. and Merilee Raines, and their terms expire at the annual meeting of stockholders to be held in 2023.
●	Class I: Antony Mattessich and Charles Warden, and their terms expire at the annual meeting of stockholders to be held in 2024.

At each annual meeting of stockholders, directors are elected for full terms of three years to succeed those directors whose terms are expiring. Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams are current directors whose terms expire at the Annual Meeting.  Seung Suh Hong, Ph.D., Richard L. Lindstrom, M.D. and Leslie J. Williams are each nominated for re-election as a class II director, with a term ending in 2025.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2025, each such nominee to hold office until his or her successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for one or more nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his or her willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: Advisory Vote on Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory “say-on-frequency” vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. We last held a say-on-frequency vote in 2020, when our stockholders voted in support of our proposal to hold a “say-on-pay” advisory vote on the compensation of our named executive officers each year.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our compensation committee and board of directors. Highlights of our executive compensation program include the following:

●	Competitive, market-based salaries, with annual adjustments;

●	Cash bonuses, payable at the discretion of board and assessed on individual and company performance on an annual basis;
●	Stock options and an employee stock purchase plan to incentivize long-term value creation, with the potential benefit only to be realized if shareholder value is increased as a result of increases in our stock price; and
●	Commencing in 2022, RSU awards, with additional potential benefit to be realized if shareholder value is increased as a result of increases in our stock price.

As we describe in the Executive Compensation section, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our stockholders. The board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING FOR PROPOSAL 2.

Proposal 3: Amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 3,600,000 shares

Why We Are Requesting Stockholder Approval of an Amendment to the 2021 Stock Incentive Plan

We are asking stockholders to approve an amendment, which we refer to as the Plan Amendment, to the 2021 Plan to increase the number of shares available for issuance under the 2021 Plan. Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. The market for qualified personnel in our industry is highly competitive. Among the companies we compete with for talent are many early stage, private and venture-backed entities, as well as recently public and mature public companies. In each case, these companies offer equity incentives as a central and significant component of their compensation packages. The ability to grant equity awards is therefore critical to our ability to attract, retain and motivate top talent and is a key component of our compensation program. However, we anticipate that the shares currently available for issuance under the 2021 Plan will be insufficient to make critical, market-based grants to our executives and other employees and non-employee directors over the next year.

The 2021 Plan was adopted by our board of directors, upon the recommendation of the compensation committee and subject to stockholder approval, on April 13, 2021, and approved by our stockholders on June 18, 2021. On April 28, 2022, upon the recommendation of the compensation committee and subject to stockholder approval, our board of directors adopted the Plan Amendment solely to increase the number of shares available for issuance under the 2021 Plan by 3,600,000 shares, subject to adjustment in the event of stock splits and other similar events.  We refer to the 2021 Plan, as amended by the Plan Amendment, as the Amended Plan.  Other than increasing the number of shares available for issuance, the Plan Amendment does not make any changes to the 2021 Plan.

If stockholders approve the Plan Amendment, subject to adjustment in the event of stock splits and other similar events, awards (any or all of which may be in the form of incentive stock options) may be made under the Amended Plan for up to the sum of (i) 9,600,000 shares of common stock and (ii) such additional number of shares of common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under our 2014 Plan that were available for grant under the

2014 Plan immediately prior to the date the 2021 Plan was approved by our stockholders and (y) the number of shares of common stock subject to awards granted under our 2006 Plan and awards granted under the 2014 Plan, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights (subject, in the case of incentive stock options, to any limitations under the Code).

We and our board of directors understand that our equity-compensation needs must be balanced against the dilutive effect of such programs to our stockholders.  Accordingly, the share pool increase being requested for the Amended Plan is the result of careful consideration, in consultation with Radford, an AON Hewitt Company, (who serves as an independent third-party compensation consultant to our Compensation Committee), of our projected annual equity awards to employees and our non-employee directors; employee new hire, recognition and promotion awards; our overhang and burn rate (both of which are discussed below); and an assessment of the magnitude of the increase that our stockholders would likely find acceptable.  We believe that the size of proposed share pool under the Amended Plan is reasonable and, if stockholder approval of the Plan Amendment is obtained at the Annual Meeting, we expect that the share pool under the Amended Plan will allow us to continue to grant equity awards at our historic rates for at least two years, but this may vary based on changes in participation and our stock price.

The following table describes the awards that are outstanding and the number of shares that remain available for issuance as of March 31, 2022, under our stock incentive plans:

●
2006 Plan
●
options to purchase an aggregate of 307,317 shares of common stock, with a weighted average remaining term of 1.8 years and a weighted average exercise price of $7.65 per share; and

●
no shares of common stock remained available for future issuance.

2014 Plan
●
options to purchase an aggregate of 8,861,615 shares of common stock, with a weighted average remaining term of 6.8 years and a weighted average exercise price of $9.43 per share; and

●
no shares of common stock remained available for future issuance.

Inducement Grants (including under the 2019 Inducement Plan)
●
options to purchase an aggregate of 534,200 shares of common stock, with a weighted average remaining term of 8.5 years and a weighted average exercise price of $10.97 per share under our 2019 Inducement Plan;

●
513,501 shares of common stock remained available for future issuance under the 2019 Inducement Plan; and

●
options to purchase an aggregate of 628,751 shares of common stock, with a weighted average remaining term of 5.35 years and a weighted average exercise price of $10.58 per share under inducement grants made outside of the 2019 Inducement Plan.

2021 Plan
●
options to purchase an aggregate of 3,286,341 shares of common stock, with a weighted average remaining term of 9.8 years and a weighted average exercise price of $6.09 per share;

●
926,063 shares of common stock underlying outstanding restricted stock unit, or RSU, awards; and

●
2,622,985 shares of common stock remained available for future issuance.

The shares available for grant, if the Plan Amendment is approved, would facilitate our ability to continue to grant equity incentives which is vital to our ability to fully engage and retain the highly skilled individuals required to support our retention and growth in the highly competitive labor markets in which we compete. The inability to do so could have an adverse impact on our business.  Further, if the Plan Amendment is not approved, we may need to increase cash compensation, which would reduce the resources we have allocated to meeting our business needs and objectives.  We therefore strongly believe that the approval of the Plan Amendment is instrumental to our continued success.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDMENT OF THE 2021 PLAN BY VOTING FOR PROPOSAL 3.

The remainder of this Proposal 3 includes:

●	Highlights of the Amended Plan
●	Reasons Why Stockholders Should Approve the Plan Amendment
●	Information Regarding Overhang and Dilution; and
●	Description of the Amended Plan

Highlights of the Amended Plan

●	No Evergreen. The Amended Plan does not provide for any automatic increases in the number of shares of common stock available for issuance under the Amended Plan.

●	No Liberal Share Recycling. The Amended Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

●	No Repricing of Awards. The Amended Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

●	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

●	No Reload Options or SARs. No options or SARs granted under the Amended Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

●	No Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

●	Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

●	Limit Applicable to Non-Employee Directors. Subject to certain limited exceptions relating to regulatory compliance fees and expense reimbursements, the maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards granted under the Amended Plan to any non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000, or $1,000,000 for any non-employee director in such director’s initial year of election or appointment. Additional exceptions to these limitations may only be made by our board of directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

●	Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the Amended Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

●	Administered by an Independent Committee. The Amended Plan is administered by the compensation committee, which is made up entirely of independent directors.

Reasons Why Stockholders Should Approve the Plan Amendment

Incents, Retains and Motivates Talent. It is critical to our success that we incent, retain and motivate the best talent in what is a tremendously competitive labor market. Our equity-based compensation program has always been a key component in our ability to pay market-competitive compensation to our employees and, if the Plan Amendment is approved by stockholders, we will be able to continue to offer market-competitive compensation.

Broad-based Eligibility for Equity Awards. Our equity incentive program is broad-based, with eligible employees in good standing receiving equity annually as part of our annual performance review based upon level, performance and contribution. Furthermore, since our board of directors typically grants awards to employees that generally vest over a three-year period for RSU awards or a four-year period for options, employees must generally remain with us in order to realize the potential benefits of their equity awards. If the Plan Amendment is approved by stockholders, we will be able to maintain a broad-based equity compensation program.

Aligns with our Pay-for-Performance Compensation Philosophy. We believe that equity-based compensation is fundamentally performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation in respect of stock options and would receive reduced compensation in respect of RSUs. If the Plan Amendment is approved by stockholders, we will be able to continue to link pay-for-performance closely.

Aligns Employee and Director Interests with Stockholder Interests. Providing a significant portion of our employee and non-employee director compensation in the form of equity directly aligns the interests of those employees and directors with the interests of our stockholders. If the Plan Amendment is approved by stockholders, we will be able to continue granting equity-based incentives that foster this alignment between our employees and non-employee directors and our stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the Amended Plan” and more thoroughly below, the Amended Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance. The approval by stockholders of the Plan Amendment would allow us to continue to make equity awards subject to such terms and conditions.

Information Regarding Overhang and Dilution

In developing our share request for the Amended Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares of common stock underlying all equity awards outstanding and (ii) the total number of shares of common stock available for future award grants, divided by the number of shares of common stock outstanding. As of March 31, 2022, there were 14,544,284 shares underlying all equity awards outstanding, 2,622,985 shares available for future awards under the 2021 Plan, 513,501 shares available for future awards under the 2019 Inducement Plan, and 76,759,614 shares of common stock outstanding. Accordingly, our overhang on March 31, 2022 was 23.0%. If the 3,600,000 additional shares of common stock proposed to be authorized for grant under the Amended Plan are included in the calculation, our overhang on March 31, 2022 would have been 27.7%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2021, 2020 and 2019 calendar years as well as an average over those years.

Calendar Year	Awards Granted (000s)	Basic Weighted Average Number of Shares of Common Stock Outstanding (000s)	Gross Burn Rate(1)
2021	3,340	76,393	4.4%
2020	2,449	60,752	4.0%
2019	3,985	45,273	8.8%
Three-Year Average	3,258	60,806	5.4%

(1)	“Gross burn rate” which we define as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Description of the Amended Plan

The following summary of the Amended Plan is qualified in its entirety by reference to the Amended Plan.  A copy of the Plan Amendment is attached as Appendix A to this proxy statement, and a full copy of the Amended Plan is attached as Appendix B to this proxy statement. References to our board of directors in this summary shall include the compensation committee or any similar committee appointed by our board of directors to administer the Amended Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, RSUs and other stock-based awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Amended Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of 9,600,000 shares of our common stock plus such additional number of shares of our common stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of our common stock reserved for issuance under the 2014 Plan that remained available for grant under the 2014 Plan immediately prior to the date that the 2021 Plan was approved by our stockholders and (y) the number of shares of common stock subject to awards granted under the 2006 Plan and under the 2014 Plan, which awards expire, terminate or are otherwise surrendered, canceled or forfeited or repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights (subject, in the case of incentive stock options, to any limitations under the Code).  Shares of our common stock issued under the Amended Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The Amended Plan provides that the maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $750,000, provided, however, that this maximum aggregate amount may not exceed $1,000,000 in any calendar year for any individual non-employee director in that director’s initial year of election or appointment. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid by us to a non-employee director as reimbursement of an expense will not count against these award limits. Additional exceptions to this limitation may only be made by our board of directors in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to any non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the Amended Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended Plan.

Shares covered by awards under the Amended Plan that expire or are terminated, surrendered, or canceled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such awards being repurchased by us at their respective original issuance prices pursuant to contractual repurchase rights) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the Amended Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the Amended Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended Plan. Any such substitute awards shall not count against the overall share limits, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the Amended Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Amended Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Amended Plan) and grant in substitution therefor new awards under the Amended Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Amended Plan that constitutes a “repricing” within the meaning of applicable Nasdaq rules.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.  No interest will be paid on any such dividend payments.

Restricted Stock Unit Awards. RSUs entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares (or a combination of cash and shares), to be delivered at the time such award vests and settles pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.  No interest will be paid on any such dividend equivalents.

Other Stock-Based Awards. Under the Amended Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded.  No interest will be paid on any such dividend equivalents.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to us.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Amended Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.

Plan Benefits

As of March 31, 2022, approximately 311 persons were eligible to receive awards under the 2021 Plan, including the Company’s 297 employees (excluding executive officers), five executive officers (all of whom are also employees), seven non-employee directors, and two consultants. As of March 31, 2022, the Company had no advisors (excluding consultants) who were also eligible to receive awards under the 2021 Plan.

The granting of awards under the Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group other than as set forth below. We are obligated to grant each of our non-employee directors an option to purchase 26,800 shares of common stock and an RSU award for 8,933 shares of common stock in 2022 under the terms of our non-employee director compensation program. Based upon our current non-employee director compensation program, future awards of options to purchase shares and RSUs will be made to non-employee directors in years subsequent to 2022, but our non-employee director compensation program is updated from time-to-time and, as such, awards issuable under such program are not currently determinable beyond 2022.

, P
Name and Position	Number of Shares of Common Stock Underlying Awards
Named Executive Officers:
Antony Mattessich President and Chief Executive Officer	— (1)
Michael Goldstein, M.D. President, Ophthalmology and Chief Medical Officer	— (1)
Donald Notman Chief Financial Officer	— (1)
Patricia Kitchen Former Chief Operating Officer	— (1)
Non-Employee Directors:
Jeffrey S. Heier, M.D.	35,733 (2)
Seung Suh Hong, Ph.D.	35,733 (2)
Richard L. Lindstrom, M.D.	35,733 (2)
Bruce A. Peacock	— (3)
Merilee Raines	35,733 (2)
Charles Warden	35,733 (2)
Leslie J. Williams	35,733 (2)

All current executive officers as a group	— (1
All current directors who are not executive officers as a group	214,398 (2)
All employees, including all current officers who are not executive officers, as a group	— (1)

(1)	Equity awards to be issued under the Amended Plan, other than those we are obligated to grant to non-employee directors in 2022 under the terms of our non-employee director compensation program, are not determinable at this time.

(2) Represents the annual stock option award and the annual RSU award that we are obligated to grant to each non-employee director in 2022 pursuant to our non-employee director compensation program. Under our non-employee director compensation program, each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option to purchase 26,800 shares of common stock and an RSU award for 8,933 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of our stockholders. The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The annual stock options and RSUs granted to our non-employee directors are scheduled to vest, subject to the director’s continued service on our board of directors, with respect to 100% of the shares on the first anniversary of the grant date or, if earlier, immediately prior to the next annual meeting of stockholders occurring after the date.  Stock options and RSUs for non-employee directors are granted automatically and without the need for any further action by the board of directors or any of its committees under our stock incentive plan generally in effect at the time of grant.  The share amounts for non-employee director stock option grants and RSU awards shall be automatically adjusted in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event effecting our common stock, or any distribution to holders of our common stock other than an ordinary cash dividend. Excludes (i) options and RSU awards that the non-employee directors will be entitled to receive under our non-employee director compensation program for subsequent years following 2022 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended Plan, in each case because such potential awards are not currently determinable.

(3) On February 3, 2022, Mr. Peacock notified us that he planned to resign as a member of the board of directors on the date of the Annual Meeting.  As such, he will not receive an equity award on the date of the first meeting of our board of directors held after the Annual Meeting.

On April 29, 2022, the last reported sale price of our common stock on the Nasdaq Global Market was $3.57.

Awards Granted Under the 2021 Plan

Since the initial effectiveness of the 2021 Plan through March 31, 2022, the following number of equity awards have been granted to the individuals and groups described in the table below.

Name and Position	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying RSU Awards Granted
Named Executive Officers:
Antony Mattessich President and Chief Executive Officer	560,200	186,750
Michael Goldstein, M.D. President, Ophthalmology and Chief Medical Officer	190,000	63,333
Donald Notman Chief Financial Officer	166,667	55,556
Patricia Kitchen Former Chief Operating Officer	—	—

All current executive officers, as a group	1,216,867	405,639
All current directors who are not executive officers, as a group	144,000	—
Each nominee for election as a director
Seung Suh Hong, Ph.D.	18,000	—
Richard L. Lindstrom, M.D.	18,000	—
Leslie J. Williams	18,000	—
Each associate of our directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	1,925,474	520,424

Administration

The Amended Plan is and will continue to be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan that it deems advisable and to construe and interpret the provisions of the Amended Plan and any award agreements entered into under the Amended Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award. All actions and decisions by our board of directors with respect to the Amended Plan and any awards made under the Amended Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the Amended Plan or in any award.

To the extent permitted by applicable law, our board of directors may delegate any or all of its powers under the Amended Plan to one or more committees or subcommittees of our board of directors. In addition, subject to any requirements of applicable law, our board of directors may delegate to one or more of our officers the power to grant awards (subject to any limitations under the Amended Plan) to our employees or officers and to exercise such other powers under the Amended Plan as our board of directors may determine. Our board will, from time-to-time, fix the terms and conditions of any awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted. No officer will be authorized to grant awards to any “executive officer” of ours (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, or, the Exchange Act) or to any “officer” of ours (as defined by Rule 16a-1 under the Exchange Act). The board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of awards to executive officers. Awards granted to non-employee directors must be granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by 5605(a)(2) of the Nasdaq Marketplace Rules.

Subject to any applicable limitations contained in the Amended Plan, the board of directors, the compensation committee, or any other committee or officer to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the Amended Plan, each award under the Amended Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules set forth in the Amended Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share-and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the Amended Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended Plan or the change is otherwise permitted under the terms of the Amended Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

The Amended Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the Amended Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The board of directors may establish one or more sub-plans under the Amended Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board of directors will establish such sub-plans by adopting supplements to the Amended Plan containing any limitations on the board of director’s discretion under the Amended Plan and any additional terms and conditions not otherwise inconsistent with the Amended Plan as the board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the Amended Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Amended Plan after June 17, 2031, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the Amended Plan or any portion of the Amended Plan at any time, except that no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Amended Plan materially increasing the number of shares authorized under the plan (other than with respect to substitute awards or in connection with certain in capitalization and reorganization events), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

No additional shares will be made available for grant under the Amended Plan if stockholders do not approve the Plan Amendment. In this event, awards may continue to be made under the 2021 Plan for so long as shares remain available thereunder, and the board of directors will consider whether to adopt additional and/or alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When shares of common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the settlement date in an amount equal to the fair market value of the stock on the settlement date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the settlement date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Proposal 4: Ratification of the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

The audit committee of our board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OCULAR THERAPEUTIX’ S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2022 by:

●	each of our directors and director nominees;
●	each of our named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 76,759,614 shares of our common stock outstanding as of March 31, 2022. The information set forth in the columns entitled “Shares Beneficially Owned” does not give effect to the issuance of any additional shares issuable upon exercise of outstanding options, warrants, or the conversion of outstanding convertible notes as of March 31, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, warrants or convertible notes that are currently exercisable or convertible, or exercisable or convertible within 60 days after March 31, 2022 are considered outstanding and beneficially owned by the person holding the options, warrants or convertible notes for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730.

Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	%
Named Executive Officers and Directors
Antony Mattessich(1)	1,765,920	2.3%
Michael Goldstein, M.D.(2)	594,739	*
Patricia Kitchen	─	*
Donald Notman(3)	550,800	*
Jeffrey S. Heier, M.D.(4)	116,363	*
Seung Suh Hong, Ph.D. (5)	42,000	*
Richard L. Lindstrom, M.D.(6)	226,452	*
Bruce A. Peacock(7)	73,044	*
Merilee Raines	─	*
Charles Warden(8)	137,575	*
Leslie J. Williams(9)	58,500	*
All Executive Officers and Directors as a Group (12 persons)(10)	3,853,258	4.8%
5% Stockholders
The Vanguard Group(11)	4,079,023	5.3%
BlackRock, Inc. (12)	5,122,835	6.7%
Opaleye, L.P. (13)	5,974,800	7.8%
Summer Road LLC (14)	11,713,993	14.2%

(1)	Consists of (i) 102,900 shares of common stock and (ii) 1,663,020 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(2)	Consists of (i) 40,309 shares of common stock and (ii) 554,430 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(3)	Consists of (i) 26,577 shares of common stock and (ii) 524,223 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(4)	Consists of (i) 24,000 shares of common stock and (ii) 92,363 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.

(5)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(6)	Consists of (i) 100,000 shares of common stock and (ii) 126,452 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(7)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(8)	Consists of (i) 39,531 shares of common stock and (ii) 98,044 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(9)	Consists of (i) 4,500 shares of common stock and (ii) 54,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2022.
(10)	Consists of (i) 339,944 shares of common stock and (ii) 3,513,314 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.
(11)	Based on information provided in a Schedule 13G filed on February 10, 2022, The Vanguard Group reports shared voting and dispositive power as to 143,447 shares of common stock and sole voting and dispositive power as to 3,881,954 shares of common stock. The address for the entity listed above is 100 Vanguard Blvd., Malvern, PA 19344.
(12)	Based on information provided in a Schedule 13G filed on February 3, 2022, BlackRock, Inc. reports sole voting and dispositive power as to 5,512,264 shares of common stock. The address for the entity listed above is 55 East 52nd Street, New York, New York 10065.
(13)	Based on information provided in a Schedule 13G/A filed on February 1, 2022, Opaleye, L.P., or the Opaleye Fund, reports shared voting and dispositive power as to 5,974,800 shares of common stock. Opaleye Management Inc. is an investment manager of the Opaleye Fund, and Mr. James Silverman is the President of Opaleye Management Inc. The address for each of the entities listed above is One Boston Place, 26th Floor, Boston, MA 02108, Attention James Silverman.
(14)	Based on information provided in a Form 4 filed on February 23, 2022, Summer Road LLC, a family office under the Investment Advisers Act, reports sole voting and dispositive power as to 11,713,993 shares of common stock, consisting of (i) 5,944,761 shares of common stock and (ii) 5,769,232 shares of common stock issuable upon conversion of the convertible notes. Pursuant to an investment management agreement between itself and each of two Family Clients (as defined under the Investment Advisers Act), Summer Road LLC may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power held by each of the Family Clients with respect to the common stock held by each of the Family Clients. The address for each of the entities listed above is 207 6th Street, West Palm Beach, FL 33401, Attention Richard Silberberg.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2021, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them, with the exception of Christopher White, who filed a Form 4 three business days late with respect to an award of options to purchase 20,000 shares of our common stock granted on October 1, 2021.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We may engage a proxy solicitor as we deem necessary to assist in the solicitation of proxies in connection with the Annual Meeting.  If we were to engage a proxy solicitor, we estimate that we would pay customary fees for these services of up to $20,000, plus reimbursement for out-of-pocket expenses, though the costs of the proxy solicitation process may be higher or lower than our estimate. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357-4000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2023 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 24 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, no later than January 6, 2023, the date that is 120 days prior to the first anniversary of the date this proxy statement was released to stockholders, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2023 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 16, 2023, and no later than March 18, 2023, provided that if the date of the 2023 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2023 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2023 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2023 Annual Meeting of Stockholders was made, whichever occurs first.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

Appendix A

Ocular Therapeutix, Inc.

AMENDMENT TO 2021 STOCK INCENTIVE PLAN

WHEREAS, Ocular Therapeutix, Inc. (the “Company”) maintains the 2021 Stock Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Plan, pursuant to Section 11(d) thereof, to increase the number of shares of Company common stock that may be granted under the Plan;

NOW, THEREFORE, in consideration of the foregoing, the Plan is amended, pursuant to Section 11(d) thereof, as follows:

1. The number set forth in Section 4(a)(1)(A) of the Plan is increased by 3,600,000 shares of Common Stock to 9,600,000 shares of Common Stock.

Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect.

A-1

Appendix B

Ocular Therapeutix, Inc.

2021 STOCK INCENTIVE PLAN, AS AMENDED

1. Purpose

The purpose of this 2021 Stock Incentive Plan (the “Plan”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that such officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 9,600,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 10,398,126 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2014 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the Effective Date (as defined below) and (y) the number of shares of Common Stock subject to awards granted under the Company’s 2006 Stock Incentive Plan, as amended and the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $750,000; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Ocular Therapeutix, Inc., any of Ocular Therapeutix, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board may substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or may, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock

(“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 9(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

VIEW MATERIALS & VOTE w SCAN TO OCULAR THERAPEUTIX, INC. 24 CROSBY DRIVE BEDFORD, MA 01730 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OCUL2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83895-P72828 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OCULAR THERAPEUTIX, INC. The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect three Class II directors, each to serve until the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Nominees: 01) 02) 03) Seung Suh Hong, Ph.D. Richard L. Lindstrom, M.D. Leslie J. Williams The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! ! ! ! ! ! ! 2. To approve an advisory vote on named executive officer compensation. 3. To approve an amendment to the Ocular Therapeutix, Inc. 2021 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 3,600,000 shares. To ratify the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix's independent registered public accounting firm for the fiscal year ending December 31, 2022. 4. NOTE: The shares represented by this proxy will be voted by the proxy holders, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com. D83896-P72828 OCULAR THERAPEUTIX, INC. Annual Meeting of Stockholders June 16, 2022 at 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Antony Mattessich and Donald Notman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OCULAR THERAPEUTIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 16, 2022, virtually at www.virtualshareholdermeeting.com/OCUL2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side